                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                     STATE OR OTHER JURISDICTION
                                                                         OF INCORPORATION OR
                                    NAME                                    ORGANIZATION
           ------------------------------------------------------  -------------------------------
       1.  RePrint, LLC                                                           Delaware
       2.  Sax Arts & Crafts, Inc.                                                Delaware
       3.  Childcraft, Inc.                                                       New York
       4.  Bird-in-Hand Woodworks, Inc.                                       Pennsylvania
       5.  Don Gresswell, Ltd.                                              United Kingdom
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